Exhibit 5.1

July 31, 2024

Green Brick Partners, Inc.
5501 Headquarters Drive, Suite 300 W
Plano, Texas 75024

Re: Green Brick Partners, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to Green Brick Partners, Inc., a Delaware corporation (“Green Brick”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by Green Brick of 2,750,000 shares (the “Shares”) of Green Brick’s Common Stock, $0.01 par value per share, issuable pursuant to the Green Brick Partners, Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following documents: (1) the Registration Statement; (2) the 2024 Plan; (3) the Amended and Restated Certificate of Incorporation of Green Brick, effective as of October 22, 2014 and as amended through the date hereof; (4) the Amended and Restated Bylaws of Green Brick, effective as of January 27, 2022; (5) certain resolutions adopted by the Board of Directors of Green Brick relating to the 2024 Plan, the registration of the Shares and related matters; and (6) such other documents and instruments as we have deemed necessary as a basis for the opinions expressed below.
As to matters of fact material to this opinion letter, we have relied upon representations of officers or directors of Green Brick and documents furnished to us by Green Brick without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by Green Brick in accordance with the 2024 Plan, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are specifically limited to the General Corporation Law of the State of Delaware as such laws presently exist. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,
/s/ Greenberg Traurig, P.A.